                                                                    EXHIBIT 24.1
                               POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles
M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of NationsBank Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 4,500,000 shares of common stock of NationsBank Corporation to be issued in exchange for shares of common stock, par value $2.00 per share of Intercontinental Bank, upon consummation of the proposed merger of Intercontinental Bank with and into a wholly owned subsidiary of NationsBank Corporation and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
     IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
                                                 NATIONSBANK CORPORATION
                                                       (Registrant)
                                          By: /s/     HUGH L. MCCOLL, JR.

                                                   HUGH L. MCCOLL, JR.
                                                       CHAIRMAN AND
                                                 CHIEF EXECUTIVE OFFICER
                                          Dated: August 23, 1995

        /s/          HUGH L. MCCOLL, JR.          Chairman, Chief Executive Officer and Director
                  (HUGH L. MCCOLL, JR.)              (Principal Executive Officer)

        /s/          JAMES H. HANCE, JR.          Vice Chairman and Chief Financial Officer
             (JAMES H. HANCE, JR.)                   (Principal Financial Officer)                    August 23, 1995
          /s/         MARC D. OKEN                Executive Vice President and Chief Accounting       August 23, 1995
                   (MARC D. OKEN)                 Officer (Principal Accounting Officer)              August 23, 1995
                   SIGNATURE                                            TITLE                               DATE
         /s/           RONALD W. ALLEN            Director                                            August 23, 1995
               (RONALD W. ALLEN)
        /s/        WILLIAM M. BARNHARDT           Director                                            August 23, 1995
             (WILLIAM M. BARNHARDT)
         /s/            THOMAS E. CAPPS           Director                                            August 23, 1995
               (THOMAS E. CAPPS)
         /s/           CHARLES W. COKER           Director                                            August 23, 1995
               (CHARLES W. COKER)
        /s/           THOMAS G. COUSINS           Director                                            August 23, 1995
              (THOMAS G. COUSINS)
        /s/           ALAN T. DICKSON             Director                                            August 23, 1995
               (ALAN T. DICKSON)
        /s/          W. FRANK DOWD, JR.           Director                                            August 23, 1995
              (W. FRANK DOWD, JR.)
         /s/                A. L. ELLIS           Director                                            August 23, 1995
                 (A. L. ELLIS)
          /s/              PAUL FULTON            Director                                            August 23, 1995
                 (PAUL FULTON)
       /s/         L. L. GELLERSTEDT, JR.         Director                                            August 23, 1995
            (L. L. GELLERSTEDT, JR.)
        /s/           TIMOTHY L. GUZZLE           Director                                            August 23, 1995
              (TIMOTHY L. GUZZLE)
         /s/             W. W. JOHNSON            Director                                            August 23, 1995
                (W. W. JOHNSON)
          /s/              BUCK MICKEL            Director                                            August 23, 1995
                 (BUCK MICKEL)
         /s/             JOHN J. MURPHY           Director                                            August 23, 1995
                (JOHN J. MURPHY)
                                       2


                   SIGNATURE                                            TITLE                               DATE
         /s/             JOHN C. SLANE            Director                                            August 23, 1995
                (JOHN C. SLANE)
          /s/             JOHN W. SNOW            Director                                            August 23, 1995
                 (JOHN W. SNOW)
        /s/         MEREDITH R. SPANGLER          Director                                            August 23, 1995
              MEREDITH R. SPANGLER
        /s/           ROBERT H. SPILMAN           Director                                            August 23, 1995
              (ROBERT H. SPILMAN)
         /s/           RONALD TOWNSEND            Director                                            August 23, 1995
               (RONALD TOWNSEND)
         /s/            JACKIE M. WARD            Director                                            August 23, 1995
                (JACKIE M. WARD)

                            NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                  RESOLUTIONS
                      ACQUISITION OF INTERCONTINENTAL BANK
                            AND REPURCHASE OF SHARES
                                 JUNE 28, 1995
ACQUISITION OF INTERCONTINENTAL BANK
     WHEREAS, it is proposed that NationsBank Corporation (the "Corporation") purchase all of the outstanding capital stock of Intercontinental Bank ("ICB") pursuant to a merger of ICB with and into a subsidiary of the Corporation (the "Acquisition"); and
     WHEREAS, the purchase price for the Acquisition will be paid in shares of the Corporation's common stock (the "NationsBank Common Stock") in accordance with the terms and provisions of the Acquisition Agreement (as defined below); and
     WHEREAS, it is deemed to be fair, advisable and in the best interests of the Corporation to effect the Acquisition;
NOW, THEREFORE, BE IT:
     RESOLVED, that the Board of Directors of the Corporation hereby approves the Acquisition and the other transactions contemplated by that certain Agreement and Plan of Merger dated June 26, 1995 by and between NationsBank Corporation and Intercontinental Bank (the "Acquisition Agreement"), including the issuance of NationsBank Common Stock in exchange for the outstanding shares of ICB capital stock upon consummation of the Acquisition; and
     RESOLVED, that the Board of Directors of the Corporation hereby determines that the ICB capital stock as the consideration to be received by the Corporation in exchange for shares of NationsBank Common Stock is adequate; and
     RESOLVED, that the Board of Directors of the Corporation hereby ratifies, approves and confirms the appointment of Harris A. Rainey as Executive Vice President of the Corporation solely for the purpose of executing and delivering the Acquisition Agreement; and
     RESOLVED, that the Board of Directors of the Corporation hereby approves, ratifies and confirms the terms and conditions of the Acquisition Agreement, the execution and delivery thereof by Harris A. Rainey, and all actions taken by the officers of the Corporation in connection therewith; and
     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, subject to the terms and conditions of the Acquisition Agreement, to do any and all things necessary to effectuate and consummate the transactions contemplated by the Acquisition Agreement as may be prescribed by law or as they may deem necessary or advisable, to prepare all documentation and to effect all filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Florida and any other applicable federal or state regulatory authority, and to execute personally or by attorney-in-fact such required filings or amendments or supplements to such required filings, and otherwise to cause such filings and any amendments thereto to become effective or otherwise approved; and
     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to do any and all things necessary, appropriate or convenient to cause either a DE NOVO national bank or an interim national bank, as such officers may determine, to be organized as a subsidiary of the Corporation for purposes of effecting the Acquisition by means of a merger of ICB with and into such DE NOVO or interim national bank, as the case may be; and
     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to vote any shares of any subsidiary of the Corporation (other than those shares held by any subsidiary in a fiduciary capacity, in which event the fiduciary shall make all decisions related to such shares, including whether or not and how to vote any shares held by it in such capacity) as may be necessary to effect the consummation of the Acquisition; and
                                       4

     RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance up to 4,500,000 shares of the authorized but unissued shares of NationsBank Common Stock (the "Shares"), and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and empowered to issue the Shares, or such portion thereof, as may be necessary in connection with the conversion and exchange of the issued and outstanding shares of ICB, as well as the preferred stock and outstanding stock options of ICB, in accordance with the provisions of such conversion and exchange as set forth in the Acquisition Agreement; and
     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to convert any rights with respect to ICB Common Stock pursuant to stock options or stock appreciation rights which are outstanding as of the closing of the Acquisition into rights with respect to NationsBank Common Stock, such conversion and the terms of any converted stock options or stock appreciation rights to be in accordance with the terms of the Acquisition Agreement; and
     RESOLVED, that, in connection with the issuance of the Shares pursuant to the Acquisition Agreement, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act of 1933, as amended (the "Securities Act"), to execute and file all such other instruments and documents, and to do all such other acts and things in connection with the Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of the Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and
     RESOLVED, that Paul J. Polking and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and
     RESOLVED, that Paul J. Polking be, and he hereby is, designated as Agent for Service of the Corporation with all such powers and functions as are provided by the General Rules and Regulations of the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
     RESOLVED, that the Shares, when issued and distributed in accordance with and pursuant to the Acquisition Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and
     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities Act or the Exchange Act in connection with the transactions contemplated by the Acquisition Agreement; and
     RESOLVED, that the listing of the Shares to be issued pursuant to the Acquisition Agreement on the New York Stock Exchange and the Pacific Stock Exchange hereby is approved, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file listing applications and any requests for determinations as to the application of certain rules to the Acquisition with the New York Stock Exchange and the Pacific Stock Exchange and to take all actions necessary or appropriate to effect such listings and requests; and
     RESOLVED, that it is desirable and in the best interests of the Corporation that the Shares to be issued in accordance with and pursuant to the Acquisition Agreement be qualified or registered for distribution in various states where appropriate, that the Chairman and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Associate General Counsel and the Secretary or any Assistant Secretary hereby are authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as such officers may deem advisable; that said officers be, and each of them hereby is, authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents,
                                       5
including, without limitation, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall establish conclusively their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and
     RESOLVED, that the foregoing officers be, and each of them hereby is, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the Corporation; and
     RESOLVED, that Chemical Bank be, and it hereby is, appointed Transfer Agent and Registrar for the Shares; that Chemical Bank be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of NationsBank Common Stock currently issued and outstanding; and that, if determined to be necessary or advisable by the appropriate officers of the Corporation, Chemical Bank may be appointed Exchange Agent for the Acquisition; and
     RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting; and
     RESOLVED, that Frank L. Gentry, Executive Vice President of the Corporation, and John E. Mack, Senior Vice President of the Corporation, be, and each of them hereby is, authorized to finally fix the exchange ratio and other terms of issuance of NationsBank Common Stock up to the issuance of not more than 4,500,000 shares, and to approve any changes, if any, to the Acquisition Agreement and the terms of the Acquisition, such officer's execution of the Acquisition Agreement or any amendment thereto to constitute conclusive evidence of such approval.
REPURCHASE OF SHARES
     WHEREAS, it is deemed to be in the best interests of the Corporation and its shareholders to repurchase shares of NationsBank Common Stock in open market transactions or in negotiated unsolicited private sales up to an amount equal to the number of shares to be issued in the Acquisition; and
     WHEREAS, the Board of Directors of the Corporation has been advised by management that the Corporation satisfies its state law requirements applicable to repurchasing its shares, including its ability to declare and pay distributions;
NOW, THEREFORE, BE IT:
     RESOLVED, that the Corporation may repurchase, from time to time and in one or more transactions, up to an aggregate of 4,500,000 shares of NationsBank Common Stock in open market transactions or in negotiated unsolicited private sales at an aggregate cost of up to $270,000,000 in order to offset the Corporation's obligations under the Acquisition Agreement; and
     RESOLVED, that Hugh L. McColl, Jr., Chairman and Chief Executive Officer, James H. Hance, Jr., Vice Chairman and Chief Financial Officer, and John E. Mack, Senior Vice President and Treasurer are, and any one of them hereby is, directed and authorized to determine whether to repurchase any shares of NationsBank Common Stock related to the Acquisition and the timing relating to such repurchases, and to do or cause to be done any and all such acts and things, including the execution and delivery of all documents, agreements, certificates, and other instruments, which they may deem necessary or advisable in order to carry out the intent of the preceding resolutions.
                                       6

FURTHER AUTHORITY AND RATIFICATION
NOW, THEREFORE, BE IT:
     RESOLVED, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents; and
     RESOLVED, that any and all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the transactions contemplated by the Acquisition Agreement or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.
                                       7

                            CERTIFICATE OF SECRETARY
     I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said board of Directors held on June 28, 1995, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.
     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 15th day of August, 1995.
(SEAL)
                                         /s/        ALLISON L. GILLIAM
                                                   ASSISTANT SECRETARY
                                       8